UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2006

NITCHES, INC.
 (Exact name of registrant as specified in its charter)

California	0-13851	95-2848021

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
 (Address of principal executive offices)

Registrant’s telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Compensation Plan

In January 2006, the Company’s Board of Directors adopted the Company’s 2006 Equity Incentive Plan (the “Incentive Plan”), subject to shareholder approval.   On March 15, 2006, at the Company’s annual meeting of shareholders, the shareholders of the Company approved the Incentive Plan.  A summary of the terms of the plan was provided in the Company’s proxy statement as filed with the Securities and Exchange Commission on February 10, 2006.  A copy of the Incentive Plan was provided as Appendix C in such proxy statement.  The Incentive Plan is attached hereto as Exhibit 10.39.

Employment Agreement

The Compensation Committee of the Company’s Board of Directors met on March 15, 2006 and approved an employment agreement for Paul Wyandt in which he will remain as President and a director of the Company.  The employment agreement for Mr. Wyandt is effective as of April 1, 2006, expires on March 31, 2011, provides for an initial annual salary of $160,000, effective as of April 1, 2006, and provides that Mr. Wyandt will be eligible to participate in any benefit, pension and profit sharing arrangements generally available to other employees. If the Company terminates Mr. Wyandt’s employment without cause (as that term is defined in his employment agreement) he is entitled to at least monthly payment equal to his salary and benefits for the balance of the employment agreement plus an immediate transition payment of salary equal to one month for each year of completed or partial employment.

Item 9.01  Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

               Not applicable.

(b)          Pro Forma Financial Information.

               Not applicable.

(c)          Exhibits.

              10.39          2006 Equity Incentive Plan
              10.40          Employment agreement dated April 1, 2006 between Paul M. Wyandt and the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.

Registrant

March 22, 2006	By:	/s/ Steven P. Wyandt

Steven P. Wyandt
As Principal Financial Officer
and on behalf of the Registrant

Exhibit Index

Exhibit No.	Description

10.39	2006 Equity Incentive Plan
10.40	Employment agreement dated April 1, 2006 between Paul M. Wyandt and the Company

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